UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2017

BOXLIGHT CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	8211	46-4116523
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

BOXLIGHT CORPORATION

1045 Progress Circle

Lawrenceville, Georgia 30043

Phone: (678) 367-0809

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 24, 2017, the Board voted to appoint Dale W. Strang to fill the vacancy on the Company’s Board of Directors. He has also been appointed to the audit committee and the compensation committee of the Board. Mr. Strang accepted the nomination on August 10, 2017.

There are no other arrangements or understandings between Mr. Strang and any other persons pursuant to which Mr. Strang was appointed a Director of the Company.

Mr. Strang has served as a Senior Vice President of Media Strategy and Operations at Healthline Networks since 2015. He was President and Chief Executive Officer of SpinMedia from 2013 to 2015. Mr. Strang was the Chief Executive Officer and President at Viximo from 2010 to 2012, and has over 25 years of media experience with successful businesses, including IDG, Ziff-Davis and IGN/Fox Interactive. Mr. Strang has more than 18 years of experience in consumer technology and video game publishing, including 14 years at the senior management level. He served as Executive Vice President and General Manager, Media Division, of IGN Entertainment. In this position, he led advertising, sales, marketing and the production of editorial content for all IGN entertainment media properties.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 14, 2017

BOXLIGHT CORPORATION

	By:	/s/ Mark Elliott
Mark Elliott
Chief Executive Officer